Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Record Fourth Quarter and Full Year 2012 Results;

Board Approves a 22% Increase in Quarterly Dividend to $0.22 per share

ATLANTA, February 6, 2013 — Equifax Inc. (NYSE: EFX) today announced financial results for the quarter and full year ended December 31, 2012. The company reported revenue of $558.1 million in the fourth quarter of 2012, a 9.5 percent increase from the fourth quarter of 2011.

Fourth quarter diluted EPS from continuing operations attributable to Equifax was $0.38 as compared to $0.60 in 2011. The company recorded a $24.1 million, after tax, non-cash pension settlement charge related to lump sum buyouts of certain pension plan participants during the fourth quarter. On a non-GAAP basis, adjusted EPS from continuing operations attributable to Equifax, excluding the impact of CSC Credit Services acquisition fees, the pension settlement, certain income tax items and acquisition-related amortization expense, net of tax, was $0.78, up 14 percent from the fourth quarter of 2011.

For the full year 2012, revenue was $2.2 billion, a 10.2 percent increase from 2011. Excluding Brazilian operating results in 2011, a non-GAAP measure, full year revenue was up 12 percent. Diluted EPS from continuing operations attributable to Equifax was $2.22 compared to $1.87 for the full year 2011. On a non-GAAP basis, full year adjusted EPS from continuing operations, which excludes the impact of CSC Credit Services acquisition fees, the pension settlement, certain income tax items, and acquisition-related amortization expense, was $2.97, up 18 percent from the prior year period.

"Our team’s rigorous focus on executing key strategic initiatives enabled us to deliver another quarter and full year of strong performance. We also completed the acquisition of our largest affiliate, CSC Credit Services, significantly enhancing our opportunities for both operating leverage and profitability," said Richard F. Smith, Equifax's Chairman and Chief Executive Officer. "We enter 2013 as a strong company with a broader base of opportunities for growth in both revenue and earnings. As a result, we remain confident in our long term business model, expecting to deliver topline growth of 7% to 10%, attractive and expanding operating margins, and adjusted EPS growth of 10% to 13%."

Quarterly Dividend Announcement

The Equifax Board of Directors has approved a 22% increase in the quarterly cash dividend, increasing it to $0.22 per share from the previous quarterly dividend of $0.18 per share. The cash dividend is payable on March 15, 2013, to shareholders of record as of the close of business on February 22, 2013. Equifax has paid cash dividends for 100 consecutive years.

Fourth Quarter 2012 Highlights

•	On December 28, 2012, we completed the acquisition of certain business assets and the operations of CSC Credit Services, Inc., a subsidiary of Computer Sciences Corporation, for $1.0 billion. The results of this acquisition have been included in our U.S. Consumer Information Solutions segment subsequent to the December 28th date of acquisition and are not material for the fourth quarter of 2012. This acquisition was funded by the proceeds of $500 million in 10-year bonds issued in 2012, commercial paper and cash on hand.

•	Operating margin was 17.0 percent for the fourth quarter of 2012, compared to 24.7 percent in the fourth quarter of 2011. On a non-GAAP basis, adjusted operating margin, which excludes transaction-related expenses associated with the acquisition of CSC Credit Services and the pension settlement, was 24.9 percent for the fourth quarter of 2012, up 20 basis points from 2011.

•	Subsequent to year end, we disposed of two small, non-strategic business units, Equifax Settlement Services and Talent Management Services. These businesses will be reported as discontinued operations beginning in the first quarter of 2013.

U.S. Consumer Information Solutions (USCIS)

Total revenue was $235.7 million in the fourth quarter of 2012 compared to $215.6 million in the fourth quarter of 2011, an increase of 9 percent.

•	Online Consumer Information Solutions revenue was $147.7 million, up 8 percent from a year ago.
•	Mortgage Solutions revenue was $42.7 million, up 28 percent from a year ago.
•	Consumer Financial Marketing Services revenue was $45.3 million, down 1 percent when compared to a year ago.

Operating margin for USCIS was 37.4 percent in the fourth quarter of 2012 compared to 37.5 percent in the fourth quarter of 2011.

International

Total revenue was $124.7 million in the fourth quarter of 2012, a 7 percent increase in both U.S. dollars and local currency from the fourth quarter of 2011.

•	Latin America revenue was $47.9 million, up 9 percent in local currency and 8 percent in U.S. dollars from a year ago.
•	Europe revenue was $43.6 million, up 3 percent in local currency and 4 percent in U.S. dollars from a year ago.
•	Canada Consumer revenue was $33.2 million, up 7 percent in local currency and 10 percent in U.S. dollars from a year ago.

Operating margin for International was 29.8 percent in the fourth quarter of 2012 compared to 28.7 percent in the fourth quarter of 2011.

2

Workforce Solutions

Total revenue was $117.2 million in the fourth quarter of 2012, an 11 percent increase over the fourth quarter of 2011.

•	Verification Services revenue was $69.6 million, up 27 percent when compared to a year ago.
•	Employer Services revenue was $47.6 million, down 6 percent when compared to a year ago.

Operating margin for Workforce Solutions was 22.4 percent in the fourth quarter of 2012 compared to 23.2 percent in the fourth quarter of 2011.

North America Personal Solutions

Revenue was $52.9 million, a 16 percent increase from the fourth quarter of 2011. Operating margin was 30.1 percent compared to 30.5 percent in the fourth quarter of 2011.

North America Commercial Solutions

Revenue was $27.6 million, up 4 percent in U.S. dollars and local currency compared to the fourth quarter of 2011. Operating margin was 34.4 percent which was flat compared to the fourth quarter of 2011.

First Quarter and Full Year 2013 Outlook

Based on the current level of domestic and international business activity and current foreign exchange rates as well as the continuing level of mortgage activity, consolidated revenue for the first quarter of 2013 is expected to be up 10 to 12 percent from the year-ago quarter. First quarter 2013 adjusted EPS attributable to Equifax, which excludes the impact of acquisition-related amortization expense, is expected to be between $0.84 and $0.87, up 20 to 24 percent from the first quarter of 2012. The outlook for adjusted EPS includes a negative impact of approximately $0.01 resulting from the disposition of two business units in the first quarter of 2013.

For the full year, revenue from continuing operations is expected to be up 10 to 12 percent and adjusted EPS from continuing operations attributable to Equifax is expected to be between $3.56 and $3.64.

About Equifax

Equifax is a global leader in consumer, commercial and workforce information solutions, that provides businesses of all sizes and consumers with insight and information they can trust. Equifax organizes and assimilates data on more than 500 million consumers and 81 million businesses worldwide, and uses advanced analytics and proprietary technology to create and deliver customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 18 countries and is a member of Standard & Poor’s (S&P) 500® Index. Its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. For more information, please visit www.equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, February 7, 2013, at 8:30 a.m. (EST) via a live audio webcast. To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

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Non-GAAP Financial Measures

This news release contains certain non-GAAP financial measures which should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of operating revenue, operating income, operating margin, or EPS as determined in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A section of this release. This information can also be found under “Investor Center/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

This press release contains certain estimates and other forward-looking statements regarding Equifax’s performance, including future revenues and earnings per share. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While Equifax believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

A number of factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; attempted cyber and other security breaches and other disruptions to our information technology infrastructure; changes in, and the effects of, laws and regulations and government policies governing our business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, in particular the establishment of the Consumer Financial Protection Bureau with expansive authority to write rules impacting our business, conduct examinations of our credit reporting and other consumer –facing businesses and enforce consumer financial protection laws and regulations; federal or state responses to identity theft concerns; adverse or uncertain economic conditions and changes in credit and financial markets; the European sovereign debt crisis and issues in the U.S. with respect to its credit ratings and political concerns over related budgetary matters; exchange rates; timing and amount of capital expenditures; changes in capital markets and corresponding effects on Equifax’s capital resources, level of indebtedness and benefit plan obligations; earnings exchange rates and the decisions of taxing authorities, all of which could affect our effective tax rates; and potential adverse developments in new and pending legal proceedings or government investigations. Additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2011 under captions “Forward-Looking Statements” and “Item 1A, “Risk Factors”, and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and Equifax disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,
	2012	2011
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$558.1	$509.7
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	215.8	191.5
Selling, general and administrative expenses	206.5	151.3
Depreciation and amortization	40.6	41.2
Total operating expenses	462.9	384.0
Operating income	95.2	125.7
Interest expense	(14.3)	(13.9)
Other (expense) income, net	1.1	1.0
Consolidated income before income taxes	82.0	112.8
Provision for income taxes	(33.8)	(38.3)
Consolidated income from continuing operations	48.2	74.5
Discontinued operations, net of tax	-	1.5
Consolidated net income	48.2	76.0
Less: Net income attributable to noncontrolling interests	(1.9)	(1.6)
Net income attributable to Equifax	$46.3	$74.4

Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$46.3	$72.9
Discontinued operations, net of tax	-	1.5
Net income	$46.3	$74.4

Basic earnings per common share:
Income from continuing operations attributable to Equifax	$0.39	$0.61
Discontinued operations attributable to Equifax	-	0.01
Net income attributable to Equifax	$0.39	$0.62
Weighted-average shares used in computing basic earnings per share	119.8	120.3

Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$0.38	$0.60
Discontinued operations attributable to Equifax	-	0.01
Net income attributable to Equifax	$0.38	$0.61
Weighted-average shares used in computing diluted earnings per share	122.4	122.2
Dividends per common share	$0.18	$0.16

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EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
	December 31,
	2012	2011
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$2,160.5	$1,959.8
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	829.1	758.8
Selling, general and administrative expenses	678.7	564.5
Depreciation and amortization	163.7	165.5
Total operating expenses	1,671.5	1,488.8
Operating income	489.0	471.0
Interest expense	(55.4)	(55.1)
Other income (expense), net	6.6	(7.7)
Consolidated income from continuing operations before income taxes	440.2	408.2
Provision for income taxes	(159.4)	(168.0)
Consolidated income from continuing operations	280.8	240.2
Discontinued operations, net of tax	-	1.5
Consolidated net income	280.8	241.7
Less: Net income attributable to noncontrolling interests	(8.7)	(8.8)
Net income attributable to Equifax	$272.1	$232.9

Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$272.1	$231.4
Discontinued operations, net of tax	-	1.5
Net income	$272.1	$232.9

Basic earnings per common share:
Income from continuing operations attributable to Equifax	$2.27	$1.90
Discontinued operations attributable to Equifax	-	0.01
Net income attributable to Equifax	$2.27	$1.91
Weighted-average shares used in computing basic earnings per share	119.9	121.9

Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$2.22	$1.87
Discontinued operations attributable to Equifax	-	0.01
Net income attributable to Equifax	$2.22	$1.88
Weighted-average shares used in computing diluted earnings per share	122.5	123.7
Dividends per common share	$0.72	$0.64

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EQUIFAX

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2012	2011
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$146.8	$127.7
Trade accounts receivable, net of allowance for doubtful accounts of $6.3 and $5.9 at December 31, 2012 and 2011, respectively	317.0	284.4
Prepaid expenses	26.2	24.6
Other current assets	39.7	20.2
Total current assets	529.7	456.9
Property and equipment:
Capitalized internal-use software and system costs	369.9	332.2
Data processing equipment and furniture	198.4	183.1
Land, buildings and improvements	177.0	178.4
Total property and equipment	745.3	693.7
Less accumulated depreciation and amortization	(461.6)	(400.8)
Total property and equipment, net	283.7	292.9

Goodwill	2,290.4	1,961.2
Indefinite-lived intangible assets	254.5	95.6
Purchased intangible assets, net	987.7	550.2
Other assets, net	165.1	161.9
Total assets	$4,511.1	$3,518.7

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$283.3	$47.2
Accounts payable	25.1	27.5
Accrued expenses	84.9	56.3
Accrued salaries and bonuses	104.7	79.2
Deferred revenue	57.9	55.8
Other current liabilities	90.6	98.9
Total current liabilities	646.5	364.9
Long-term debt	1,447.4	966.0
Deferred income tax liabilities, net	227.7	235.9
Long-term pension and other postretirement benefit liabilities	176.3	176.4
Other long-term liabilities	54.0	53.4
Total liabilities	2,551.9	1,796.6
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	-	-
Common stock, $1.25 par value: Authorized shares - 300.0;
Issued shares - 189.3 at December 31, 2012 and 2011;
Outstanding shares - 120.4 and 119.6 at December 31, 2012 and 2011, respectively	236.6	236.6
Paid-in capital	1,139.6	1,118.0
Retained earnings	3,064.6	2,879.2
Accumulated other comprehensive loss	(362.0)	(391.8)
Treasury stock, at cost, 68.3 shares and 69.1 shares at December 31, 2012 and 2011, respectively	(2,139.7)	(2,133.7)
Stock held by employee benefits trusts, at cost, 0.6 shares at December 31, 2012 and 2011	(5.9)	(5.9)
Total Equifax shareholders' equity	1,933.2	1,702.4
Noncontrolling interests	26.0	19.7
Total equity	1,959.2	1,722.1
Total liabilities and equity	$4,511.1	$3,518.7

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EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2012	2011
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$280.8	$241.7
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Loss on divestitures	-	26.3
Depreciation and amortization	163.4	164.9
Stock-based compensation expense	28.0	24.4
Excess tax benefits from stock-based compensation plans	(1.7)	(1.2)
Deferred income taxes	(26.5)	3.6
Pension settlement charge	38.7	-
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(17.2)	(26.6)
Prepaid expenses and other current assets	(22.5)	2.4
Other assets	(4.0)	15.0
Current liabilities, excluding debt	53.3	1.3
Other long-term liabilities, excluding debt	4.0	(43.1)
Cash provided by operating activities	496.3	408.7

Investing activities:
Capital expenditures	(66.0)	(75.0)
Acquisitions, net of cash acquired	(1,016.4)	(127.4)
Proceeds received from divestitures	2.5	2.5
Investment in unconsolidated affiliates, net	(3.7)	(4.2)
Cash used in investing activities	(1,083.6)	(204.1)

Financing activities:
Net short-term borrowings	234.1	24.4
Payments on long-term debt	(15.2)	(16.7)
Proceeds from issuance of long-term debt	499.2	-
Treasury stock purchases	(85.1)	(142.3)
Dividends paid to Equifax shareholders	(86.0)	(78.1)
Dividends paid to noncontrolling interests	(4.8)	(5.6)
Proceeds from exercise of stock options	68.3	23.7
Excess tax benefits from stock-based compensation plans	1.7	1.2
Other	(5.9)	(2.5)
Cash provided by (used in) financing activities	606.3	(195.9)
Effect of foreign currency exchange rates on cash and cash equivalents	0.1	(0.4)
Increase in cash and cash equivalents	19.1	8.3
Cash and cash equivalents, beginning of period	127.7	119.4
Cash and cash equivalents, end of period	$146.8	$127.7

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Common Questions & Answers (Unaudited)

(Dollars in millions)

1.	Can you provide a further analysis of operating revenue and operating income by operating segment?

Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended December 31,
					Local Currency
Operating revenue:	2012	2011	$ Change	% Change	% Change*
Online Consumer Information Solutions	$147.7	$136.5	$11.2	8%
Mortgage Solutions	42.7	33.3	9.4	28%
Consumer Financial Marketing Services	45.3	45.8	(0.5)	-1%
Total U.S. Consumer Information Solutions	235.7	215.6	20.1	9%
Latin America	47.9	44.5	3.4	8%	9%
Europe	43.6	41.7	1.9	4%	3%
Canada Consumer	33.2	30.1	3.1	10%	7%
Total International	124.7	116.3	8.4	7%	7%
Verification Services	69.6	54.9	14.7	27%
Employer Services	47.6	50.9	(3.3)	-6%
Total Workforce Solutions	117.2	105.8	11.4	11%
North America Personal Solutions	52.9	45.6	7.3	16%
North America Commercial Solutions	27.6	26.4	1.2	4%	4%
Total operating revenue	$558.1	$509.7	$48.4	9%	9%

(in millions)	Twelve Months Ended December 31,
					Local Currency
Operating revenue:	2012	2011	$ Change	% Change	% Change*
Online Consumer Information Solutions	$607.0	$519.8	$87.2	17%
Mortgage Solutions	161.0	119.5	41.5	35%
Consumer Financial Marketing Services	148.8	153.3	(4.5)	-3%
Total U.S. Consumer Information Solutions	916.8	792.6	124.2	16%
Latin America	187.4	208.8	(21.4)	-10%	-7%
Europe	169.7	158.7	11.0	7%	10%
Canada Consumer	129.1	125.4	3.7	3%	4%
Total International	486.2	492.9	(6.7)	-1%	1%
Verification Services	258.5	192.5	66.0	34%
Employer Services	204.6	211.8	(7.2)	-3%
Total Workforce Solutions	463.1	404.3	58.8	15%
North America Personal Solutions	204.5	180.7	23.8	13%
North America Commercial Solutions	89.9	89.3	0.6	1%	1%
Total operating revenue	$2,160.5	$1,959.8	$200.7	10%	11%

(in millions)	Three Months Ended December 31,
		Operating		Operating
Operating income:	2012	Margin	2011	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$88.1	37.4%	$80.8	37.5%	$7.3	9%
International	37.2	29.8%	33.5	28.7%	3.7	11%
Workforce Solutions	26.2	22.4%	24.6	23.2%	1.6	7%
North America Personal Solutions	16.0	30.1%	13.9	30.5%	2.1	15%
North America Commercial Solutions	9.5	34.4%	9.1	34.4%	0.4	4%
General Corporate Expense	(81.8)	nm	(36.2)	nm	(45.6)	-126%
Total operating income	$95.2	17.0%	$125.7	24.7%	$(30.5)	-24%

(in millions)	Twelve Months Ended December 31,
		Operating		Operating
Operating income:	2012	Margin	2011	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$341.7	37.3%	$287.3	36.2%	$54.4	19%
International	143.8	29.6%	132.2	26.8%	11.6	9%
Workforce Solutions	107.9	23.3%	90.7	22.4%	17.2	19%
North America Personal Solutions	61.6	30.1%	54.1	29.9%	7.5	14%
North America Commercial Solutions	19.8	22.0%	23.6	26.5%	(3.8)	-16%
General Corporate Expense	(185.8)	nm	(116.9)	nm	(68.9)	-59%
Total operating income	$489.0	22.6%	$471.0	24.0%	$18.0	4%

nm - not meaningful

* Reflects percentage change in revenue conforming 2012 results using 2011 exchange rates.

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Common Questions & Answers (Unaudited)

(Dollars in millions)

2.	What drove the fluctuation in the effective tax rate?

Our effective tax rate from continuing operations was 41.2% for the three months ended December 31, 2012, up from 33.9% for the same period in 2011. During the fourth quarter of 2011, we recognized a $4.2 million cumulative income tax benefit resulting from the recognition of an income tax deduction related to several prior years. Also, in the fourth quarter of 2012, we incurred a $20.5 million tax charge resulting from the completion of an international tax restructuring completed during the current quarter. Additionally, we recognized a $15.3 million benefit as a result of the approval of a tax method change during the quarter.

3.	Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
U.S. Consumer Information Solutions	$9.8	$11.0	$41.7	$44.1
International	6.1	6.4	24.8	26.9
Workforce Solutions	17.5	16.8	68.8	66.6
North America Personal Solutions	1.7	1.6	7.0	6.0
North America Commercial Solutions	1.2	1.2	4.7	5.1
General Corporate Expense	4.3	4.2	16.7	16.8
Total depreciation and amortization	$40.6	$41.2	$163.7	$165.5

4.	What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended December 31, 2012
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$1.0	3%	$0.4	4%
Canada Commercial	0.2	0%	0.1	1%
Europe	0.4	1%	0.1	1%
Latin America	(0.7)	-1%	(0.6)	-4%

	Twelve Months Ended December 31, 2012
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(1.4)	-1%	$(0.6)	-1%
Canada Commercial	(0.3)	-1%	(0.1)	-1%
Europe	(4.4)	-3%	(1.0)	-3%
Latin America	(6.5)	-3%	(3.5)	-5%

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Common Questions & Answers (Unaudited)

(Dollars in millions)

5.	Subsequent to year end, Equifax disposed of two, non-strategic business units which will be reported as discontinued operations beginning with the first quarter of 2013. Also beginning in 2013, a realignment of our account management responsibilities resulted in transferring the responsibility for selected wholesale accounts from North America Personal Solutions to USCIS, for which we will make conforming adjustments to historic segment results for comparability.

a) What will be the annual 2012 and 2011 as well as the quarterly 2012 revenue, operating income and net income from continuing operations attributable to Equifax when historical results are adjusted to reflect the treatment of Equifax Settlement Services and Talent Management Services as discontinued operations?

	YTD 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	YTD 2012
Proforma revenue	$1,893.2	$505.9	$513.2	$520.0	$533.9	$2,073.0
Proforma operating income	$469.3	$128.3	$128.9	$130.7	$92.2	$480.1

	YTD 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	YTD 2012
Net income from continuing operations attributable to Equifax (as reported)	$231.4	$71.5	$76.4	$77.9	$46.3	$272.1
Operating income from disposals	(1.7)	(0.7)	(3.8)	(1.4)	(3.0)	(8.9)
Other expense from disposals	0.1	0.0	0.0	0.0	0.1	0.1
Income tax effect of disposals	0.6	0.3	1.4	0.5	1.1	3.3
Proforma net income from continuing operations attributable to Equifax	$230.4	$71.1	$74.0	$77.0	$44.5	$266.6

b) What will be the annual 2012 and 2011 as well as the quarterly 2012 adjusted EPS of Equifax when historical results are adjusted to reflect the treatment of Equifax Settlement Services and Talent Management Services as discontinued operations?

	YTD 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	YTD 2012
Adjusted EPS (see non-GAAP reconciliations)	$2.52	$0.70	$0.74	$0.75	$0.78	$2.97
Impact of disposals	(0.02)	(0.01)	(0.02)	(0.01)	(0.02)	(0.06)
Proforma adjusted EPS	$2.50	$0.69	$0.72	$0.74	$0.76	$2.91

Weighted-average shares used in computing diluted EPS	123.7	122.4	122.8	122.2	122.4	122.5

c) What will be the annual 2012 and 2011 as well as the quarterly 2012 revenue and operating income for USCIS, Workforce Solutions and North America Personal Solutions segments when historical results are adjusted to reflect the treatment of Equifax Settlement Services and Talent Management Services as discontinued operations as well as change in reporting of certain wholesale revenue?

USCIS
	YTD 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	YTD 2012
Revenue (as reported)	$792.6	$217.7	$230.1	$233.3	$235.7	$916.8
Equifax Settlement Services revenue	(44.4)	(12.0)	(17.1)	(18.7)	(18.7)	(66.5)
Revenue reclassification from PSOL	16.9	4.6	4.5	5.3	4.6	19.0
Proforma revenue	$765.1	$210.3	$217.5	$219.9	$221.6	$869.3

Operating income (as reported)	$287.3	$79.4	$88.1	$86.1	$88.1	$341.7
Equifax Settlement Services operating income	(0.5)	(0.7)	(3.5)	(1.3)	(2.2)	(7.7)
Operating income reclassification from PSOL	12.8	2.7	2.7	3.4	2.4	11.2
Proforma operating income	$299.6	$81.4	$87.3	$88.2	$88.3	$345.2

Workforce Solutions
	YTD 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	YTD 2012
Revenue (as reported)	$404.3	$113.7	$115.2	$117.0	$117.2	$463.1
Talent Management Services revenue	(22.1)	(4.8)	(5.5)	(5.2)	(5.5)	(21.0)
Proforma revenue	$382.2	$108.9	$109.7	$111.8	$111.7	$442.1

Operating income (as reported)	$90.7	$26.2	$26.9	$28.6	$26.2	$107.9
Talent Management Services operating income	(1.2)	0.0	(0.3)	(0.1)	(0.8)	(1.2)
Proforma operating income	$89.5	$26.2	$26.6	$28.5	$25.4	$106.7

North America Personal Solutions
	YTD 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	YTD 2012
Revenue (as reported)	$180.7	$49.5	$50.7	$51.4	$52.9	$204.5
Revenue reclassification to USCIS	(16.9)	(4.6)	(4.5)	(5.3)	(4.6)	(19.0)
Proforma revenue	$163.8	$44.9	$46.2	$46.1	$48.3	$185.5

Operating income (as reported)	$54.1	$14.0	$15.1	$16.5	$16.0	$61.6
Operating income reclassification to USCIS	(12.8)	(2.7)	(2.7)	(3.4)	(2.4)	(11.2)
Proforma operating income	$41.3	$11.3	$12.4	$13.1	$13.6	$50.4

11

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.	Reconciliation of net income from continuing operations attributable to Equifax to diluted EPS attributable to Equifax, adjusted for CSC acquisition fees, a pension settlement, certain income tax items, the loss on the deconsolidation of our Brazilian business and acquisition-related amortization expense:

	Three Months Ended
	December 31,
	2012	2011	$ Change	% Change

Net income from continuing operations attributable to Equifax	$46.3	$72.9	$(26.6)	-36%
Fees associated with the acquisition of CSC Credit Services, net of tax (1)	3.2	-	3.2	nm
Pension settlement, net of tax (2)	24.1	-	24.1	nm
Income tax impact of international tax restructuring (3)	20.5	-	20.5	nm
Income tax benefits (4)	(15.3)	(4.2)	(11.1)	nm
Net income from continuing operations attributable to Equifax, adjusted for acquisition fees, pension settlement and income tax items above	78.8	68.7	10.1	15%
Acquisition-related amortization expense, net of tax, and cash income tax benefit of acquisition-related amortization expense of certain acquired intangibles	16.1	14.3	1.8	12%
Net income from continuing operations attributable to Equifax, adjusted for CSC acquisition fees, pension settlement, certain income tax items and acquisition-related amortization expense	$94.9	$83.0	$11.9	14%
Diluted EPS from continuing operations attributable to Equifax, adjusted for CSC acquisition fees, pension settlement, certain income tax items and acquisition-related amortization expense	$0.78	$0.68	$0.10	14%
Weighted-average shares used in computing diluted EPS	122.4	122.2

	Twelve Months Ended
	December 31,
	2012	2011	$ Change	% Change

Net income from continuing operations attributable to Equifax	$272.1	$231.4	$40.7	18%
Fees associated with the acquisition of CSC Credit Services, net of tax (1)	3.2	-	3.2	nm
Pension settlement, net of tax (2)	24.1	-	24.1	nm
Income tax impact of international tax restructuring (3)	20.5	-	20.5	nm
Income tax benefits (4)	(15.3)	(4.2)	(11.1)	nm
Loss on deconsolidation of Brazilian business (5)	-	27.8	(27.8)	nm
Net income from continuing operations attributable to Equifax, adjusted for CSC acquisition fees, pension settlement, loss on deconsolidation of Brazilian business and income tax items	304.6	255.0	49.6	19%
Acquisition-related amortization expense, net of tax, and cash income tax benefit of acquisition-related amortization expense of certain acquired intangibles	59.0	57.0	2.0	3%
Net income from continuing operations attributable to Equifax, adjusted for CSC acquisition fees, pension settlement, certain income tax items, loss on the deconsolidation of Brazilian business and acquisition-related amortization expense	$363.6	$312.0	$51.6	17%
Diluted EPS from continuing operations attributable to Equifax, adjusted for CSC acquisition fees, pension settlement, certain income tax items, loss on the deconsolidation of Brazilian business and acquisition-related amortization expense	$2.97	$2.52	$0.45	18%
Weighted-average shares used in computing diluted EPS	122.5	123.7

nm - not meaningful

(1)	Fees associated with the acquisition of CSC Credit Services includes the fees incurred as a direct result of the acquisition, net of tax. See the Notes to this reconciliation for additional detail.
(2)	Pension settlement includes the non-cash charge incurred related to the voluntary settlement offer in the fourth quarter of 2012, net of tax. See the Notes to this reconciliation for additional detail.
(3)	We recorded $20.5 million of tax expense as a result of an international tax restructuring completed in the fourth quarter of 2012. See the Notes to this reconciliation for additional detail.
(4)	During the fourth quarter of 2012, we recorded a $15.3 million tax benefit as a result of an approved tax method change. During the fourth quarter of 2011, we recorded a $4.2 million cumulative income tax benefit resulting from the recognition of an income tax deduction related to several prior years. See the Notes to the reconciliation for additional detail.
(5)	Loss on the deconsolidation of Brazilian business includes the loss recognized on the merger, net of tax. See the Notes to this reconciliation for additional detail.

12

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

B.	Reconciliation of operating income to adjusted operating income, excluding CSC acquisition fees and pension settlement, and presentation of adjusted operating margin:

	Three Months Ended
	December 31,
	2012	2011	$ Change	% Change

Revenue	$558.1	$509.7	$48.4	9%

Operating income	$95.2	$125.7	$(30.5)	-24%
Fees associated with the acquisition of CSC Credit Services (1)	5.0	-	5.0	nm
Pension settlement (2)	38.7	-	38.7	nm
Adjusted operating income, excluding CSC acquisition fees and pension settlement	$138.9	$125.7	$13.2	11%

Adjusted operating margin	24.9%	24.7%

	Twelve Months Ended
	December 31,
	2012	2011	$ Change	% Change

Revenue	$2,160.5	$1,959.8	$200.7	10%

Operating income	$489.0	$471.0	$18.0	4%
Fees associated with the acquisition of CSC Credit Services (1)	5.0	-	5.0	nm
Pension settlement (2)	38.7	-	38.7	nm
Adjusted operating income, excluding CSC acquisition fees and pension settlement	$532.7	$471.0	$61.7	13%

Adjusted operating margin	24.7%	24.0%

nm - not meaningful

(1)	Fees associated with the acquisition of CSC Credit Services includes the fees incurred as a direct result of the acquisition. See the Notes to this reconciliation for additional detail.
(2)	Pension settlement includes the non-cash charge incurred related to the voluntary settlement offer in the fourth quarter of 2012. See the Notes to this reconciliation for additional detail.

13

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

C.	Reconciliation of operating revenue to adjusted operating revenue for Equifax Inc., International and Latin America, excluding the results of our Brazilian operations:

Equifax Inc.

	Twelve Months Ended December 31,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$2,160.5	$1,959.8	$200.7	10%	11%
Brazil revenue (1)	-	(35.4)	35.4
Adjusted operating revenue	$2,160.5	$1,924.4	$236.1	12%	13%

International

	Twelve Months Ended December 31,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$486.2	$492.9	$(6.7)	-1%	1%
Brazil revenue (1)	-	(35.4)	35.4
Adjusted operating revenue	$486.2	$457.5	$28.7	6%	9%

Latin America

	Twelve Months Ended December 31,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$187.4	$208.8	$(21.4)	-10%	-7%
Brazil revenue (1)	-	(35.4)	35.4
Adjusted operating revenue	$187.4	$173.4	$14.0	8%	12%

* Reflects percentage change in revenue conforming 2012 results using 2011 exchange rates.

(1)	Revenue generated from our Brazilian operations that were merged with Boa Vista Servicos, S.A. in the second quarter of 2011. See the Notes to this reconciliation for additional detail.

14

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Fees associated with the acquisition of CSC Credit Services – During the fourth quarter of 2012, the Company acquired certain business assets and the operations of CSC Credit Services, Inc., a subsidiary of Computer Sciences Corporation. In conjunction with this acquisition, the Company incurred approximately $5.0 million of transaction fees ($3.2 million, net of tax). Management believes excluding these fees from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2012, as compared to 2011, since an acquisition and fees of such an amount are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historically performance and is useful when planning, forecasting and analyzing future periods.

Pension settlement – During the fourth quarter of 2012, the Company offered certain employees a voluntary lump sum payment option of their pension benefits or a reduced monthly annuity. The Company recorded a non-cash settlement charge of $38.7 million ($24.1 million, net of tax). Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2012, as compared to 2011, since this charge is unusual in nature and not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historically performance and is useful when planning, forecasting and analyzing future periods.

International tax restructuring - During the fourth quarter of 2012, the Company completed an international tax restructuring resulting in the recognition of tax expense of $20.5 million. Management believes excluding this income tax expense from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2012, as compared to 2011, since income tax expense associated with tax restructuring of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax benefits – During the fourth quarter of 2012, the Company recorded a tax benefit as a result of tax authorities approving a tax method change which impacted the tax expense recorded in connection with the merger of our Brazilian business in the second quarter of 2011. During the fourth quarter of 2011, the Company recorded a cumulative income tax benefit resulting from the recognition of an income tax deduction related to several prior years. Management believes excluding these income tax benefits from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2012, as compared to 2011, since these specific income tax benefits of such an amount are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

15

Loss on the deconsolidation of Brazilian business – During the second quarter of 2011, the Company completed the merger of our Brazilian business with and into Boa Vista Servicos, S.A. (“BVS”) in exchange for a 15 percent equity interest in BVS. The Company recorded a $27.8 million loss on the transaction. Management believes excluding the loss from certain financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2011, as compared to 2012, since a deconsolidation and loss of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Diluted EPS and net income from continuing operations attributable to Equifax, adjusted for CSC acquisition fees, pension settlement, certain income tax items, the loss on the deconsolidation of Brazilian business and acquisition-related amortization expense - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles.  These financial measures are not prepared in conformity with GAAP.  Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable, allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring operating profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Adjusted operating income and operating margin, excluding CSC acquisition fees and pension settlement - Management believes excluding the CSC acquisition fees and the pension settlement from the calculation of operating income and margin, on a non-GAAP basis, is useful because management excludes items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that impact comparability.

Adjusted operating revenue, excluding the results of our Brazilian operations - Management believes excluding the Brazilian revenue from the calculation of operating revenue, on a non-GAAP basis, is useful because it allows investors to evaluate the Company’s growth on a basis consistent with the current composition of our business.

16